EX-10.61
RIVER HILL PURCHASE AGREEMENT W/ COVOL


                               RIVER HILL PROJECT


                               PURCHASE AGREEMENT


                                 by and between


                             DTE RIVER HILL, L.L.C.


                                       and


                            COVOL TECHNOLOGIES, INC.




                                 August 27, 1999

                                TABLE OF CONTENTS

                                                                          Page

RECITALS................................................................... 1


ARTICLE I DEFINITIONS.......................................................1

         1.1. Affiliate.....................................................1
         1.2. Agreement.....................................................1
         1.3. As-Built Drawings.............................................2
         1.4. Assets........................................................2
         1.5. Assignment and Assumption Agreement...........................2
         1.6. Assumed Liabilities...........................................2
         1.7. Bill of Sale..................................................2
         1.8. Books and Records.............................................2
         1.9. Business......................................................2
         1.10. Buyer's Closing Certificate..................................2
         1.11. Closing......................................................2
         1.12. Closing Date.................................................3
         1.13. Code.........................................................3
         1.14. Confidentiality Agreement....................................3
         1.15. Construction Agreements......................................3
         1.16. Contracts....................................................3
         1.17. Covol Plant..................................................3
         1.18. Covol Process................................................3
         1.19. Effective Time...............................................3
         1.20. Excluded Assets..............................................3
         1.21. Facility.....................................................3
         1.22. Fixed Assets.................................................3
         1.23. Fun Enterprises..............................................4
         1.24. Fun Indebtedness.............................................4
         1.25. GAAP.........................................................4
         1.26. Ground Lease.................................................4
         1.27. HSR Act......................................................4
         1.28. Improvements.................................................4
         1.29. Improvements Deed............................................4
         1.30. Inventory....................................................4
         1.31. IRS..........................................................4
         1.32. Knowledge of Buyer...........................................4
         1.33. Knowledge of Seller..........................................4
         1.34. Law..........................................................4

                                                                          Page

         1.35. License and Binder Purchase Agreement........................4
         1.36. Lien.........................................................5
         1.37. Loss.........................................................5
         1.38. Material Adverse Effect......................................5
         1.39. Modification Agreement.......................................5
         1.40. O&M Agreement................................................5
         1.41. Opinion of Seller's Counsel..................................5
         1.42. Performance Payments.........................................5
         1.43. Performance Thresholds.......................................5
         1.44. Permits......................................................5
         1.45. Permitted Liens..............................................5
         1.46. Plans and Specifications.....................................6
         1.47. Product......................................................6
         1.48. Purchase Consideration.......................................6
         1.49. Real Property................................................6
         1.50. Required Consents............................................6
         1.51. Requirements Supply Agreement................................6
         1.52. RHC..........................................................6
         1.53. Sales Agency Agreement.......................................6
         1.54. Section 29 Product...........................................6
         1.55. Seller's Closing Certificate.................................6
         1.56. Transaction Documents........................................6

ARTICLE II PURCHASE AND SALE................................................7

         2.1. Purchase and Sale; Assignment and Assumption..................7
         2.2. Payment of the Purchase Consideration.........................7
         2.3. Deliveries at Closing.........................................7
         2.4. Allocation of Purchase Price..................................8
         2.5. No Assumption of Liabilities..................................8
         2.6. Prorations....................................................8
         2.7. Performance Payments..........................................8
         2.8. Sales Tax Exemption...........................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER........................9

         3.1. Corporate Standing............................................9
         3.2. Authorizations; Binding Agreements............................9
         3.3. No Actions Affecting Enforcement of the Agreement and
              the other Transaction Documents..............................10

                                                                          Page

         3.4. Taxes........................................................10
         3.5. Brokers or Finders Fees......................................10
         3.6. No Imposition of Liens.......................................11
         3.7. Applicable Contracts and Permits.............................11
         3.8. Title to Assets..............................................11
         3.9. Condition of Assets..........................................11
         3.10. Inventory...................................................11
         3.11. Pending Litigation..........................................11
         3.12. Compliance with Laws........................................12
         3.13. Status of Contracts.........................................12
         3.14. Consents....................................................12
         3.15. Ground Lease................................................12
         3.16. No Fee Property.............................................12
         3.17. Books and Records...........................................13
         3.18. Environmental Conditions....................................13
         3.19. Liabilities.................................................14
         3.20. Agreements with Related Persons.............................14
         3.21. Adequacy of the Purchased Assets............................14
         3.22. Production Capacity.........................................14
         3.23. Section 29 Issues...........................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.........................14

         4.1. Organization and Standing....................................14
         4.2. Authorizations; Binding Agreements...........................15
         4.3. Brokers or Finders Fees......................................15
         4.4. No Actions Affecting Enforcement of the Agreement
              and the other Transaction Documents..........................15

ARTICLE V CERTAIN UNDERSTANDINGS AND AGREEMENTS............................16

         5.1. Conduct of Seller Prior to Closing...........................16
         5.2. Exclusivity..................................................16
         5.3. Access to Information........................................16
         5.4. Best Efforts.................................................17
         5.5. Public Announcements.........................................17
         5.6. Confidentiality..............................................17
         5.7. Negative Covenants...........................................17
         5.8. Taxes........................................................18
         5.9. Private Letter Ruling........................................18

                                                                          Page

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER................19

         6.1. Compliance with Agreement....................................19
         6.2. Proceedings and Instruments Satisfactory.....................19
         6.3. No Litigation................................................19
         6.4. Representations and Warranties...............................19
         6.5. Material Damage to Assets....................................20
         6.6. Permits......................................................20
         6.7. Consents.....................................................20
         6.8. Lien Waivers and Estoppel Certificates.......................20

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER..............20

         7.1. Compliance with Agreement....................................20
         7.2. Proceedings and Instruments Satisfactory.....................21
         7.3. No Litigation................................................21
         7.4. Representations and Warranties...............................21
         7.5. Required Consents............................................21

ARTICLE VIII INDEMNITIES AND ADDITIONAL COVENANTS..........................21

         8.1. Seller's Indemnity...........................................21
         8.2. Buyer's Indemnity............................................23
         8.3. Bulk Sales Compliance........................................24
         8.4. Additional Instruments.......................................24
         8.5. Access to Books, Records and Employees.......................24

ARTICLE IX TERMINATION.....................................................25

         9.1. Termination..................................................25
         9.2. Rights on Termination; Waiver................................25

ARTICLE X MISCELLANEOUS....................................................26

         10.1. Entire Agreement; Amendment.................................26
         10.2. Expenses....................................................26
         10.3. Governing Law; Consent to Jurisdiction......................26
         10.4. Assignment..................................................27
         10.5. Notices.....................................................27
         10.6. Counterparts; Headings......................................28

                                                                          Page

         10.7. Interpretation..............................................28
         10.8. Severability................................................28
         10.9. No Reliance.................................................28
         10.10. Parties in Interest........................................29
         10.11. Specific Performance.......................................29

                             EXHIBITS AND SCHEDULES


SCHEDULE 1.6      Exclusions from Assumed Liabilities
SCHEDULE 1.16     Contracts
SCHEDULE 1.20     Excluded Assets
SCHEDULE 1.22     Fixed Assets
SCHEDULE 1.32     Knowledge of Buyer
SCHEDULE 1.33     Knowledge of Seller
SCHEDULE 1.41     Opinion of Seller's Counsel
SCHEDULE 1.44     Permits
SCHEDULE 1.45     Permitted Liens
SCHEDULE 1.49     Real Property
SCHEDULE 1.50     Required Consents
SCHEDULE 3.5      Brokers or Finders Fees of Seller
SCHEDULE 3.8      Title
SCHEDULE 3.11     Pending Litigation
SCHEDULE 3.15     Ground Lease Exceptions
SCHEDULE 3.18     Environmental Matters
SCHEDULE 3.20     Agreements with Related Persons
SCHEDULE 4.3      Brokers or Finders Fees of Buyer
SCHEDULE 5.9      Post-Closing Conditions

EXHIBIT A         Assignment and Assumption Agreement
EXHIBIT B         Bill of Sale
EXHIBIT C         Buyer's Closing Certificate
EXHIBIT D         [Reserved]
EXHIBIT E         Improvements Deed
EXHIBIT F         O&M Agreement
EXHIBIT G         Performance Thresholds
EXHIBIT H         Seller's Closing Certificate
EXHIBIT I         License and Binder Purchase Agreement
EXHIBIT J         Allocation of Purchase Price
EXHIBIT K         Estoppel Certificate
EXHIBIT L         Modification Agreement

                              PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, made as of August 27, 1999, by and between DTE RIVER HILL, L.L.C., a Delaware limited liability company ("Buyer"), and COVOL TECHNOLOGIES, INC., a Delaware corporation ("Seller").

                                    RECITALS

                  WHEREAS, Seller has constructed and owns the Assets comprised principally of a processing facility to produce solid synthetic fuel pellets from coal fines located near Karthus, Clearfield County, Pennsylvania; and

                  WHEREAS, Seller desires to sell the Assets and the Contracts to Buyer and Buyer desires to purchase the Assets from Seller, all on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1 Affiliate shall mean, as to any person, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.

         1.2. Agreement shall mean this Purchase Agreement, together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.3. As-Built Drawings shall mean as-built drawings reflecting necessary revisions on the original tracings of the Plans and Specifications and related drawings relating to the Facility necessary to indicate such field changes as may have been found necessary to suit conditions at the Real Property and any other revisions made in the course of construction of the Facility.

         1.4. Assets shall mean, collectively, all of the assets, other than the Contracts and the Excluded Assets, owned by Seller and relating primarily to the Business, and comprising, used in or necessary for the operation of the Facility as of the Effective Time, including, without limitation, the Improvements, the Books and Records, the Fixed Assets, and the Inventory, together with all goodwill associated with the Facility.

         1.5. Assignment and Assumption Agreement shall mean the Assignment and Assumption Agreement between Seller and Buyer relating to the Contracts and the Assumed Liabilities, in the form of Exhibit A attached hereto.

         1.6. Assumed Liabilities shall mean the obligations to be assumed by Seller pursuant to the Modification Agreement and those obligations of Seller, if any, arising under the Contracts which, pursuant to the terms thereof, relate to periods and become due from and after the Effective Time, other than obligations under those Contracts listed in Schedule 1.6 attached hereto.

         1.7. Bill of Sale shall mean the Bill of Sale from Seller to Buyer relating to the Assets, in the form of Exhibit B attached hereto.

         1.8. Books and Records shall mean original or true and complete copies of all of the books, records, files, data and information of Seller relating to the design, construction and operation of the Facility and operation of the business prior to the Effective Time, which are relevant to Buyer's use of the Assets, performance under the Contracts and operation of the Facility and the Business after the Effective Time, including without limitation Plans and Specifications, all original tracings of the related drawings and designs and the As-Built Drawings.

         1.9. Business shall mean the business conducted by Seller at the Facility, which consists of the ownership, construction, moving, financing, selling and operation of and otherwise dealing with the Facility and the manufacture and sale of the Product.

         1.10. Buyer's Closing Certificate shall mean the certificate of Buyer substantially in the form of Exhibit C attached hereto.

         1.11. Closing shall mean the meeting of the parties to be held at 9:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia, or such other time and place as the parties may mutually agree in writing.

         1.12. Closing Date shall mean five business days following the date on which all conditions set forth in Articles VI and VII have been satisfied or waived by the applicable parties, as the case may be, or such other date as the parties may mutually agree in writing.

         1.13. Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         1.14. Confidentiality Agreement shall mean the Letter Agreement, dated April 27, 1999, between Seller and DTE Energy Services Company.

         1.15. Construction Agreements shall mean all construction agreements relating to the Facility and the Improvements, or components thereof.

         1.16. Contracts shall mean all contracts, agreements, leases, license agreements, relationships, understandings, or commitments, whether written, oral or implied, to which Seller is a party and which relate primarily to the construction or operation of the Facility and the Business, all as listed on
Schedule 1.16 attached hereto or as otherwise agreed upon by Buyer prior to the Closing Date, and including, without limitation, the Ground Lease, the Requirements Supply Agreement and the Sales Agency Agreement, and excluding those relating to the Fun Indebtedness.

         1.17. Covol Plant shall mean the Facility that produces solid synthetic fuel pellets from coal fines using the Covol Process in accordance with the terms of the Technology License and Binder Supply Agreement.

         1.18. Covol Process shall mean Seller's proprietary synthetic coal fuel production process for manufacturing solid synthetic fuel from coal fines which is defined in and is the subject of the Technology License and Binder Supply Agreement.

         1.19. Effective Time shall mean 12:01 a.m., Eastern Time, on the Closing Date.

         1.20. Excluded Assets shall mean the items listed on Schedule 1.20 attached hereto

         1.21. Facility shall mean the solid synthetic fuel pellet manufacturing facility and related support facilities owned or leased by Seller and located on the Real Property.

         1.22. Fixed Assets shall mean all tangible personal property located at the Real Property which constitute part of, or are otherwise owned and used by Seller in the operation of, the Facility as of the Effective Time and which are listed on Schedule 1.22 attached hereto, including, but not limited to, all fixed assets, chattels, machinery, equipment, leasehold improvements, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, parts, tools and accessories of all kinds; provided, however, that Fixed Assets shall exclude (i) leased items of tangible personal property that are the subject of Contracts and (ii) the Excluded Assets.

         1.23. Fun Enterprises shall mean Fun Enterprises PTY (ACN 056 689 304), a company incorporated in New South Wales, Australia.

         1.24. Fun Indebtedness shall mean the indebtedness of Seller to Fun Enterprises referenced in the Modification Agreement.

         1.25. GAAP shall mean generally accepted accounting principles of the United States as applied by Seller in a manner consistent with prior periods.

         1.26. Ground Lease shall mean that certain Lease Agreement, dated as of August 25, 1999, by and between Seller and RHC and relating to the Real Property.

         1.27. HSR Act shall mean the Hard-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C.ss. 18a), as amended.

         1.28.   Improvements   shall  mean  the   structures,   buildings   and
improvements now standing or to be constructed on the Real Property, and replacements thereof, including, without limitation, the following:

                  (a) the Covol Plant; and

                  (b) all other plant equipment, apparatus, machinery and fixtures of every kind and nature forming a part of such facilities, buildings and improvements.

         1.29. Improvements Deed shall mean the Improvements Deed from Seller to Buyer relating to the Improvements, in the form of Exhibit E attached hereto.

         1.30. Inventory shall mean all inventories of raw materials and all supplies held for use at the Facility by Seller as of the Effective Time.

         1.31. IRS shall mean the Internal Revenue Service.

         1.32. Knowledge of Buyer shall mean the actual knowledge, after due inquiry, of any person listed on Schedule 1.32 attached hereto.

         1.33. Knowledge of Seller shall mean the actual knowledge, after due inquiry, of any person listed on Schedule 1.33 attached hereto.

         1.34. Law shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         1.35. License and Binder Purchase Agreement shall mean that certain License and Binder Purchase Agreement to be entered into by Buyer and Seller, relating to the licensing by the Buyer of Seller's proprietary synthetic coal fuel extrusion, pellet and briquette production process, and substantially in the form of Exhibit I attached hereto.

         1.36. Lien shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, any security interest or lien arising from a mortgage, claims, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, covenants, conditions, restrictions, leases, subleases, licenses, occupancy agreements, pledges, equities, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, or absolute or contingent.

         1.37.  Loss  shall  have  the  meaning  given to such  term in  Section
8.1((a)).

         1.38. Material Adverse Effect shall mean a material adverse effect on the Assets and Contracts, taken as a whole, the Business or the maintenance and operation of the Facility.

         1.39. Modification Agreement shall mean that certain Modification and Assumption Agreement to be entered into by Seller, Buyer and Fun Enterprises relating to the Fun Indebtedness, and substantially in the form of Exhibit L attached hereto.

         1.40. O&M Agreement shall mean that certain Operations and Maintenance Agreement, of even date herewith, to be entered into by Buyer and Seller, relating to the operation and maintenance of the Facility, substantially in the form of Exhibit F attached hereto.

         1.41. Opinion of Seller's Counsel shall mean the opinions of Pillsbury Madison & Sutro, LLP, counsel to Seller, and Harlan Hatfield, General Counsel of Seller, substantially in the forms of Schedules 1.41-A and 1.41-B, respectively.

         1.42. Performance Payments shall mean those contingent payments of additional Purchase Consideration to be paid to Seller by Buyer upon the achievement by the Facility of the Performance Thresholds.

         1.43.    Performance    Thresholds   shall   mean   those   levels   of
production/sales of Section 29 Product meeting the quantities described on Exhibit G attached hereto.

         1.44. Permits shall mean all governmental approvals, authorizations, registrations, permits and licenses necessary or required for the operation of the Facility, including, without limitation, those Permits listed on Schedule
1.44 attached hereto.

         1.45. Permitted Liens shall mean Liens (but only for amounts not yet due and payable) securing taxes, assessments or governmental charges or levies, Liens of an immaterial nature which could not reasonably be expected to have an adverse effect on the maintenance and operation of the Facility or the good and marketable title of the Assets or the enforceability of the Contracts, and Liens disclosed on
Schedule 1.45 attached hereto.

         1.46. Plans and Specifications shall have the meaning given such terms in the Construction Agreements.

         1.47. Product shall mean the solid synthetic fuel pellet product produced at the Facility using and pursuant to the Covol Process.

         1.48. Purchase Consideration shall have the meaning given to such term in Section 2.2 hereof.

         1.49. Real Property shall mean that certain parcel of land located near Karthus, Clearfield County, Pennsylvania and more particularly described on
Schedule 1.49 attached hereto.

         1.50. Required Consents shall mean those consents, approvals and waivers required from parties to the Contracts or from governmental authorities or other third parties that are necessary or required in order to transfer the Assets and Contracts to Buyer and otherwise give effect to the transactions contemplated herein (other than such consents, the failure of which to obtain, taken as a whole, could not reasonably be expected to have a Material Adverse Effect) and that are specifically identified on Schedule 1.50 attached hereto.

         1.51. Requirements Supply Agreement shall mean that certain Agreement for Supply of Coal Fines dated as of August 25, 1999, entered into by Seller and RHC, relating to the provision of feedstock to the Facility by RHC.

         1.52. RHC shall mean River Hill Coal Company, Inc., a Pennsylvania corporation.

         1.53. Sales Agency Agreement shall mean that certain Agreement for the Sale of Synthetic Fuel, dated as of August 25, 1999, entered into by Seller and RHC, relating to the sale of the Product processed at the Facility.

         1.54. Section 29 Product shall mean Product which is reasonably expected to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the Code and with respect to which Section 29 is applicable pursuant to the terms of Sections 29(f) and 29(g) of the Code.

         1.55. Seller's Closing Certificate shall mean the certificate of Seller substantially in the form of Exhibit H attached hereto.

         1.56. Transaction Documents shall mean this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Modification Agreement, the Improvements Deed and those agreements and instruments to be executed and delivered as provided in Section 2.3.

                                   ARTICLE II
                                PURCHASE AND SALE


         2.1.     Purchase and Sale; Assignment and Assumption.

                  (a) Buyer and Seller hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase and accept from Seller, all of the Assets, free and clear of all liens, claims, mortgages or encumbrances.

                  (b) Buyer and Seller hereby agree that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall assign to Buyer the Contracts and all rights arising thereunder, and Buyer shall assume from Seller all of Seller's obligations constituting the Assumed Liabilities.

         2.2.     Payment of the Purchase Consideration.

                  In consideration of Seller's sale, conveyance, transfer, delivery and assignment of the Assets and Contracts, Buyer shall (a) on the Closing Date, make a cash payment to Seller in the amount of One Million Two
Hundred Fifty Thousand Dollars ($1,250,000.00), payable by wire transfer in readily available funds to First Security Bank; Salt Lake City, Utah; 18A 124 000012; for the account of Covol Technology; Acct. #0600019939; (b) on the Closing Date, make a cash payment, on behalf of Seller, to Fun Enterprises in the amount of Four Million Dollars ($4,000,000.00), payable by wire transfer in accordance with the Modification Agreement; (c) on the Closing Date and pursuant to the Modification Agreement, execute and deliver a Replacement Promissory Note made payable to the order of Fun Enterprises in the amount of Nine Hundred Forty-Five Thousand Eight Hundred Ninety-Two Dollars ($945,892.00) and bearing interest at a per annum rate of 5.5 percent; and (d) thereafter make the Performance Payments, if any, when and as provided in Section 2.7, in the form of cash payments to Seller, payable by wire transfer in readily available funds to First Security Bank; Salt Lake City, Utah; 18A 124 000012; for the account of Covol Technology; Acct. #0600019939, or pursuant to such other payment instructions delivered by written notice given by Seller to Buyer pursuant to
Section 10.5 hereof at least two business days prior to the due date of any such payment (the payments described in clauses (a), (b), (c) and (d) of this Section
2.2 shall collectively be referred to herein as the "Purchase Consideration").

         2.3.     Deliveries at Closing.

                  (a) By Seller to Buyer. At the Closing, Seller shall deliver the following items to Buyer, each properly executed and dated as of the Closing Date by Seller and in form and substance reasonably acceptable to Buyer: (i) the Assignment and Assumption Agreement, (ii) the Bill of Sale, (iii) the Improvements Deed, (iv) the License and Binder Purchase Supply Agreement, (v) the O&M Agreement, (vi) estoppel certificates as required by Section 6.9,

(vii) all Permits as required by Section 6.6, (viii) all Required Consents applicable to Seller, (ix) the Opinion of Seller's Counsel, (x) Seller's Closing Certificate and (xi) a certificate of the corporate secretary of Seller as to such matters as may reasonably be requested by Buyer.

                  (b) By Buyer to Seller. At the Closing, Buyer shall deliver the Purchase Consideration and the following items to Seller, each properly executed and dated as of the Closing Date by Buyer and in form and substance reasonably acceptable to Seller: (i) the Assignment and Assumption Agreement,
(ii) the License and Binder Purchase Agreement, (iii) the O&M Agreement, (iv) the Modification Agreement, (v) all Required Consents applicable to Buyer, (vi) Buyer's Closing Certificate and (vii) a certificate of the corporate secretary (or equivalent official) of Buyer as to such matters as may reasonably be requested by Seller.

         2.4.     Allocation of Purchase Price.

                  On the Closing Date, or at a later time agreed to by the parties, not to exceed 30 days following the Closing Date, the purchase price shall be allocated among the Assets and Contracts in accordance with Exhibit J attached hereto. Such allocation shall be intended to comply with the requirements of Section 1060 of the Code, and no party shall take any position inconsistent with such allocation for income tax purposes, except that Buyer's cost for the Assets and Contracts may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller.

         2.5.     No Assumption of Liabilities.

                  Except as specifically set forth herein with respect to the Assumed Liabilities, Buyer does not and will not assume any liability or obligation of any kind of Seller, or any obligation relating to the use of the Assets or performance by Seller under the Contracts prior to the Effective Time, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise.

         2.6.     Prorations.

                  As of the Closing Date, any personal property taxes, assessments, water, gas, electricity and other utility charges, lease payments and other expenses relating to the Business shall be prorated as of the Effective Time. Such prorations may be estimated as necessary and final settlement shall be made within sixty (60) days of the Closing Date.

         2.7.     Performance Payments.

                  Within 30 days following the date that the Facility achieves the Performance Thresholds set forth on Exhibit G attached hereto, the Buyer shall pay to Seller, as provided in Section 2.2, amounts equal to the applicable Performance Payment set forth on Exhibit G attached hereto.

         2.8.     Sales Tax Exemption.

                  To the extent applicable, at the Closing, Buyer will deliver to Seller appropriate and customary sales tax exemption certificates relating to the transfer of the Assets and the assignment and assumption of the Contracts contemplated hereby.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Buyer that:

         3.1      Corporate Standing.

                  Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Seller has the power to own its property, and to execute, deliver and perform this Agreement and each of the Transaction Documents applicable to it, and to carry on its business as now being conducted. Seller is duly qualified to do business in and is in good standing as a foreign corporation, authorized to do business under the laws of the States of Utah and Pennsylvania.

         3.2.     Authorizations; Binding Agreements.

                  The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and each conveyance, assignment, agreement, and other document herein contemplated to be executed by Seller, has been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Seller are, or will be upon execution, legal, valid and binding obligations of Seller, duly enforceable against Seller in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Seller (i) do not and will not result in any violation of, conflict with or default under the terms of any of Seller's organizational documents (nor, to the Knowledge of Seller, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default), and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any Contract or any other material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Seller, the Assets, the Contracts or the conduct of the maintenance and operation of the Facility may be bound or encumbered (nor, to the Knowledge of Seller, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         3.3. No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

                  There are no actions, suits, or proceedings pending, or, to the Knowledge of Seller, threatened, against Seller in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Seller to execute, deliver and perform this Agreement and the other Transaction Documents. Subject only to the Required Consents and such consents which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, Seller has obtained all permits, licenses, franchises, authorizations, variances, exemptions, concessions, leases, instruments, orders, consents or approvals of governmental entities and third parties necessary to construct, maintain and operate the Facility and to execute, deliver and perform this Agreement and the other Transaction Documents.

         3.4.     Taxes.

                  All tax returns and reports relating to the Assets, the Contracts and the conduct of the construction, maintenance and operation of the Facility required by law (including all federal, state, and local property tax, severance and franchise tax laws) to be filed by Seller prior to the Closing have been timely filed or will be caused to be timely filed, including those tax returns relating to periods prior to Closing that are not yet due, except for such returns and reports which the failure to file could not reasonably be expected to have a material adverse effect on the Assets, the Contracts or the maintenance and operation of the Facility. All taxes, assessments, fees, interest, penalties and other governmental charges relating to the Assets, the Contracts or the conduct of the construction, maintenance and operation of the Facility prior to Closing have been paid when due and payable or payment has been provided for, except for such taxes, assessments, fees, interest, penalties and other governmental charges which the failure to pay could not reasonably be expected to have a material adverse effect on the Assets, the Contracts or the construction, maintenance and operation of the Facility.

         3.5.     Brokers or Finders Fees.

                  Except as set forth in Schedule 3.5, there are no obligation or liability, contingent or otherwise, for brokers or finders fees created by Seller with respect to the matters provided for in this Agreement and the other Transaction Documents. No obligation or liability for brokers or finders fees created by Seller with respect to the matters provided for in this Agreement and the other Transaction Documents shall be imposed upon Buyer, the Assets or the Contracts.

         3.6.     No Imposition of Liens.

                  The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller shall not result in the imposition of any Lien, other than Permitted Liens, upon any of the Assets, the Contracts or by which the maintenance and operation of the Facility may be bound or encumbered.

         3.7.     Applicable Contracts and Permits.

                  The Contracts listed on Schedule 1.16 and the Permits listed on Schedule 1.41 are the only material agreements, contracts, leases, permits, or licenses necessary for the ownership, maintenance and operation of the Facility and the Business after the Effective Time.

         3.8.     Title to Assets.

                  Except as set forth on Schedule 3.8, as of the date hereof, Seller owns, and as of the Effective Time, Seller will own, good, valid and marketable title to all of the Assets, free and clear of any and all Liens, except for Permitted Liens. As of the Effective Time and upon Buyer's payment of the Purchase Consideration pursuant hereto, good, valid and marketable title to the Assets, free and clear of all Liens, except for Permitted Liens, shall pass to Buyer.

         3.9.     Condition of Assets.

                  Except as set forth on Schedule 3.9, as of the Closing Date, the Fixed Assets, taken as a whole, will be in good operating condition and repair and substantially fit for the production of Section 29 Product at a rate of 360,0000 tons per year, and the Facility has been constructed in conformance with that degree of skill and judgment normally exercised by recognized engineering and construction firms of similar size and experience to that of the contractors under the Construction Agreements, and the Assets comprising the Facility conform to the standards of material and workmanship prevailing in applicable industries and are free from material defects in design, material and workmanship and are of good quality.

         3.10.    Inventory.

                  As of the Closing Date, the Inventory will not include any material amount of damaged, defective or obsolete items or materials and will be useable or salable by Buyer in the ordinary course of business.

         3.11.    Pending Litigation.

                  Except as disclosed on Schedule 3.11, there are no actions, suits, arbitrations or proceedings currently pending or, to the Knowledge of Seller, threatened against the Assets or the Contracts. There are no outstanding or unsatisfied judgments, orders or decrees to which Seller is bound.

         3.12.    Compliance with Laws.

                  To the Knowledge of Seller, Seller is in compliance with all orders, writs, injunctions, decrees, judgments, rulings, laws, rules or regulations of any governmental entity to which Seller, the Assets or the Contracts are subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         3.13.    Status of Contracts.

                  Schedule 1.16 is a true, correct and complete list of all the material contracts, leases, mortgages, credit agreements, indentures, sales contracts, purchase orders, and other agreements entered into by Seller relating primarily to the Business or the Assets. Except as described in the Schedule
3.11, the Contracts are valid and in good standing, and there is no violation of, conflict with or default under the Contracts, the consequence of which could reasonably be expected to have a Material Adverse Effect. Seller has not received any notice from any party to any Contract that such party intends to terminate, cancel or refuse to renew the same or that such party intends to offset any amount due thereunder or assert any defense to the enforceability thereof.

         3.14.    Consents.

                  Schedule 1.50 is a true, correct and complete list of all Required Consents. Seller has not received any notice from any party to any Permit that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof.

         3.15.    Ground Lease.

                  The Ground Lease constitutes all of the real property interests necessary for the Business and the operation of the Facility during the term of such Ground Lease. Except as indicated on Schedule 3.15, there is no violation of, conflict with or default under the Ground Lease, except for such violations, conflicts and defaults the consequences of which could not reasonably be expected to have a Material Adverse Effect. Seller has not received any notice from any party to the Ground Lease that such party intends to terminate, cancel or refuse to renew the same or that such party intends to assert any defense to the enforceability thereof.

         3.16.    No Fee Property.

                  Other than the Ground Lease, no interest in real property is held or used by Seller in connection with the construction, maintenance, ownership and operation of the Facility.

         3.17.    Books and Records.

                  As of the Closing Date, the Books and Records shall be complete and correct in all material respects.

         3.18.    Environmental Conditions.

                  (a) Definitions. When used in this Section 3.18:

                           (i)  "Environmental  Laws" shall mean all  applicable
laws (including common law), rules, orders, regulations, statutes, ordinances, codes, decrees and requirements of any Governmental Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Materials or environmental protection.

                           (ii) "Governmental Authority" shall mean any federal,
state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter.

                           (iii) "Hazardous Materials" shall mean any solid
waste, petroleum or petroleum product, hazardous material, hazardous waste, infectious medical waste, or hazardous or toxic substance defined or regulated as such in any Environmental Law.

                  (b) Environmental Representations and Warranties. Except as set forth on Schedule 3.18 attached hereto:

                           (i) Seller has not operated the Facility or conducted
business or other activities at or from the Facility, in connection with the construction of the Facility or otherwise, in a manner that constituted or constitutes a violation of any applicable Environmental Law;

                           (ii) There has been no off-site shipment or release
of any Hazardous Materials by the Seller on, under, at, from or in any way affecting the Facility or any part thereof, which off-site shipment or release gives rise to liabilities or obligations under applicable Environmental Laws;

                           (iii)  Seller has not  received any notices or claims
that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law, in connection with the Facility; and

                           (iv)  Seller  has  received  all  Permits  as  may be
required under applicable Environmental Laws to operate the Facility as of the Effective Time, and Seller is in compliance in all material respects with the terms and conditions of each such Permit. Such Permits shall be transferable to Buyer and will be effective immediately after the Closing.

         3.19.    Liabilities.

                  Except for liabilities underlying any Permitted Liens and Assumed Liabilities, the Seller has no liabilities which could reasonably be expected to have a Material Adverse Effect following the Closing, nor has any condition existed or any event occurred which could reasonably be expected to give rise to any such liability.

         3.20.    Agreements with Related Persons.

                  There are no contracts, licenses, agreements or arrangements with any Affiliate of Seller in connection with the construction, maintenance, ownership and operation of the Facility, or ownership and operation of the Business other than as disclosed on Schedule 3.20.

         3.21.    Adequacy of the Purchased Assets.

                  Except as described in Schedule 3.9, the Assets and the Contracts, together with (i) the technology and know-how being licensed to Buyer by Seller under the License and Binder Purchase Agreement, and (ii) the chemical binder to be supplied to Buyer by Seller under the License and Binder Purchase Agreement, constitute all of the assets, technology, raw materials (other than feedstock raw materials) and rights reasonably expected to be necessary for the production by Buyer of Section 29 Product at the rate of 360,000 tons per year.

         3.22.    Production Capacity.

                  The Facility has a rated capacity to produce Product at the rate of 360,000 tons per year.

         3.23.    Section 29 Issues.

                  The Facility was placed "in service" for purposes of the Code prior to July 1, 1998 pursuant to a binding contract entered into prior to January 1, 1997 and effective at all times thereafter through completion of construction..

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         4.1      Organization and Standing.

                  Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power to own its own property, and to execute, deliver and perform this Agreement and each of the Transaction Documents, and to carry on its business as now being conducted. Buyer is qualified to do business in and is in good standing as a foreign limited liability company authorized to do business under the laws of the State of Pennsylvania.

         4.2.     Authorizations; Binding Agreements.

                  The execution, delivery, and performance of this Agreement and the other Transaction Documents by Buyer and of each conveyance, assignment, agreement, and other document herein contemplated to be executed by Buyer have been fully authorized by all necessary limited liability company action. This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer are, or will be upon execution, legal, valid and binding obligations of Buyer, duly enforceable against Buyer in accordance with their terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity). This Agreement and the other Transaction Documents and the conveyances, assignments, agreements, and other documents herein contemplated to be executed, delivered and performed by Buyer (i) do not and will not result in any violation of, conflict with or default under the terms of Buyer's organizational documents, and (ii) subject only to the Required Consents, do not and will not result in any violation of, conflict with or default under any material permit, lease, venture, indenture, mortgage, agreement, contract, judgment, order or other obligation or restriction to which Buyer is bound (nor, to the Knowledge of Buyer, does there exist any condition which upon the passage of time or the giving of notice would cause such violation, conflict or default).

         4.3.     Brokers or Finders Fees.

                  Except as set forth on Schedule 4.3, no obligation or liability, contingent or otherwise, for brokers or finders fees created by Buyer with respect to the matters provided for in this Agreement shall be imposed upon Seller.

         4.4. No Actions Affecting Enforcement of the Agreement and the other Transaction Documents.

                  There are no actions, suits, or proceedings pending, or, to the Knowledge of Buyer, threatened, against Buyer in any court, or administrative governmental body or agency which will affect in any adverse manner the ability of Buyer to execute, deliver and perform this Agreement and the other Transaction Documents.

                                    ARTICLE V
                      CERTAIN UNDERSTANDINGS AND AGREEMENTS


         5.1.     Conduct of Seller Prior to Closing.

                  From the date hereof through the Closing Date, Seller shall operate the Facility in the ordinary course and shall not take any action inconsistent therewith, except as otherwise permitted by this Agreement or consented to by Buyer in writing. In connection therewith, Seller shall operate the Fixed Assets and systems comprising the Facility in a safe manner, using qualified, competent, and, if necessary, licensed personnel. Without limiting the generality of the foregoing, Seller shall: (a) keep full and complete Books and Records in all material respects; (b) maintain in full force and effect adequate insurance policies covering property, casualty, and general liability on the Assets; (c) take such commercially reasonable action as may be necessary to preserve the Facility and the Assets in good condition, normal wear and tear excepted; (d) use its commercially reasonable efforts to preserve the Facility and the Assets intact, and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with Seller in connection with the Facility; and (e) comply in all material respects with all Laws applicable to Seller in the ownership and operation of the Facility.

         5.2.     Exclusivity.

                  From the date hereof through the Closing Date, none of Seller or any Affiliate shall, directly or indirectly, through any officer or director of Seller or any Affiliate, any agent or otherwise, with respect to the Assets and the Contracts: (a) solicit, initiate, encourage the submission of, respond to or discuss inquiries, proposals or offers from any person relating to any acquisition or purchase of any of the Assets or Contracts, or any exchange offer, merger, consolidation, business combination or sale of substantial assets, sale of securities, or similar transactions involving the Assets (a "Competing Transaction"); (b) enter into or participate in any discussions or negotiations regarding a Competing Transaction, or furnish to any other person any information with respect to the Assets or Contracts, except for disclosures which are required under federal securities laws or required to meet Seller's obligations hereunder; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek a Competing Transaction. Seller shall immediately notify Buyer of any proposal relating to a Competing Transaction or if any inquiry or contact with any person with respect thereto is made and shall immediately deliver to Buyer copies of any such written proposal or offer and any communications made in response thereto. It is agreed that a sale in any form of Seller's remaining assets not associated with the Facility, including a sale of equity in Seller, shall not be a Competing Transaction.

         5.3.     Access to Information.

                  Between the date of this Agreement and the Effective Time, Seller will give Buyer and its authorized representatives reasonable access during normal business hours to all information, facilities and books and records relating to the Facility and the Business, permit Buyer to make such inspections as it may reasonably require and cause its officers to furnish Buyer with such financial and operating data and other information with respect to the Facility and the Business as Buyer may from time to time reasonably request, and, further, Seller shall make available to Buyer for examination the originals or the true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement; provided, however, that all such activities shall be conducted during normal business hours with a view towards minimizing any disruption of the day-to-day business of Seller.

         5.4.     Best Efforts.

                  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, and to obtain the Required Consents, necessary to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Buyer and Seller will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         5.5.     Public Announcements.

                  Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated herein, and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

         5.6.     Confidentiality.

                  Notwithstanding   the   execution  of  this   Agreement,   the
confidentiality provisions of the Confidentiality Agreement shall remain in full force and effect and shall survive the Closing.

         5.7.     Negative Covenants.

                  During the period from the date hereof and the Effective Time, Seller shall:

                  (a) not sell, lease, assign, hypothecate or agree to sell, lease, assign, hypothecate or otherwise transfer or dispose of, any material component of the Assets, except as contemplated by the Permitted Liens;

                  (b) not enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Assets or the Facility except in the normal course of operation of the Facility and in accordance with past practice, or terminate, cancel or modify or in any way impair any of the Contracts or Permits other than in the normal course of operation of the Facility;

                  (c) not subject to any Lien, other than Permitted Liens, any of the Assets, and shall use commercially reasonable efforts not to permit or allow any of the Assets to become subject to any Lien, other than Permitted Liens; and

                  (d) not enter into any lease, contract, agreement, commitment, arrangement or transaction or do any other act or omit to do any commercially reasonable act that might reasonably be expected to adversely affect the Assets or the construction, maintenance and operation of the Facility or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         5.8.     Taxes.

                  Following Closing, Seller shall timely file all tax returns and reports relating to the Assets, the Contracts and the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been filed or were not yet due to be filed prior to Closing, and Seller shall timely pay all taxes, assessments, fees, interest, penalties and governmental charges relating to the Assets, the Contracts or the conduct of the construction, maintenance and operation of the Facility prior to Closing which have not been paid or were not yet due and payable prior to Closing.

         5.9.     Private Letter Ruling.

                  (a) Following Closing, Buyer plans to seek a Private Letter Ruling from the IRS as to matters relating to the Facility and Section 29 of the Code. Seller shall cooperate with and assist Buyer, as reasonably requested by Buyer, in connection with seeking such Private Letter Ruling. In the event that Buyer does seek such a Private Letter Ruling and the IRS refuses or fails to issue it in a form that is satisfactory in the sole and absolute discretion of Buyer, Buyer shall be entitled to elect (by giving written notice to Seller to such effect) to terminate the obligation to make further royalty payments under
Section 3 of the License and Binder Purchase Agreement and, in such event, Seller shall have the option to purchase, within one year following such notice, the Assets and Contracts (and assume obligations under the Contracts) from Buyer at the greater of (i) the amount of Purchase Consideration theretofore paid by Buyer plus the amount of any capital expenditures made by Buyer in connection with the Facility and Assets plus any obligations of Buyer in respect of the Facility and the Assets and Contracts, or (ii) the fair market value of such Assets and Contracts.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or the License and Binder Purchase Agreement, Buyer shall not be obligated to make any payments after the Effective Time in respect of the Purchase Consideration or royalties until the conditions set forth in Schedule 5.9 are satisfied, other than any such condition, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on the ownership and operation of the Assets, Contracts, Facility and Business after the Effective Time.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         6.1      Compliance with Agreement.

                  Seller shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         6.2.     Proceedings and Instruments Satisfactory.

                  All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer.

         6.3.     No Litigation.

                  No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.4.     Representations and Warranties.

                  The representations and warranties made by Seller in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing
Date with the same force and effect as though said representations and warranties had been made on the Closing Date.

         6.5.     Material Damage to Assets.

                  Between the date of this Agreement and the Closing Date, the Assets shall not have been materially and adversely affected by reason of any loss, taking, condemnation, destruction or physical damage, whether or not insured against.

         6.6.     Permits.

                  All Permits required to operate the Facility as contemplated hereby shall have been obtained by, or transferred to Buyer, other than (i) such Permits, the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect and, (ii) a non-temporary Pennsylvania Air Quality Permit as referenced in Section 1.41.

         6.7.     Consents.

                  All Required Consents applicable to Seller shall have been obtained.

         6.8.     Lien Waivers and Estoppel Certificates.

                  Seller shall have delivered to Buyer: (a) waivers of any statutory landlord or lessor liens with respect to the Real Property and any material item of leased tangible personal property; and (b) estoppel certificates, substantially in the form of Exhibit K attached hereto or otherwise reasonably satisfactory in form and substance to Buyer, from the landlord of the Real Property and the lessor of each material item of leased tangible personal property.



                                   ARTICLE VII
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1      Compliance with Agreement.

                  Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

         7.2.     Proceedings and Instruments Satisfactory.

                  All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller.

         7.3.     No Litigation.

                  No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4.     Representations and Warranties.

                  The representations and warranties made by Buyer in this Agreement shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so qualified or limited) as of the Closing
Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         7.5.     Required Consents.

                  All Required Consents applicable to Buyer shall have been obtained.


                                  ARTICLE VIII
                      INDEMNITIES AND ADDITIONAL COVENANTS

         8.1.     Seller's Indemnity.

                  (a) Seller hereby indemnifies and holds Buyer harmless from and against, and agrees to defend promptly Buyer from, and reimburse Buyer for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, environmental liabilities (whether involving personal injury or property damage), reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that Buyer and any Affiliate of Buyer may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement or any other agreement or instrument delivered by Seller pursuant hereto; (ii) any failure of Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Seller pursuant to this Agreement; (iii) claims by third parties (including governmental authorities) against Buyer relating to the construction, operation and ownership by Seller of the Assets and the performance by Seller under the Contracts in each case under this clause (iii) for the period prior to the Effective Time; (iv) any of the matters referenced in Schedules 3.5 and 3.11; (v) any violations of, or failure to operate in accordance with, necessary Permits prior to the effective time;
(vi) failure by Seller to satisfy and perform any of the obligations set forth in Schedule 5.9 and any cost incurred to satisfy and perform any such obligation or resulting from any additional or modified terms under any Contracts (or substitute contracts) required for or resulting from the satisfaction and performance of such obligations; and (vii) any and all liabilities and obligations of Seller which are not expressly assumed by Buyer as Assumed Liabilities pursuant hereto;

                  (b) In the event a claim against Buyer arises that Buyer reasonably believes is covered by the indemnity provisions of Section 8.1((a)) of this Agreement, notice shall be given promptly by Buyer to Seller containing detail reasonably sufficient for Seller to identify the nature and basis of the claim. Provided that Seller admits in writing to Buyer that such claim is covered by the indemnity provisions of Section 8.1((a)) hereof, Seller shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Buyer agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Seller; provided, however, that Seller may not effect any settlement that could result in any cost, expense or liability to Buyer unless Buyer consents in writing to such settlement and Seller agrees to indemnify Buyer therefor. Buyer may select counsel to participate with Seller's counsel in any such defense, in which event Buyer's counsel shall be at its own sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Seller shall not be required to indemnify and hold harmless Buyer pursuant to Section 8.1((a))(i) hereof in respect of the representations and warranties made by Seller herein unless such right to indemnification is asserted by Buyer (whether or not such Losses have actually been incurred) by notice to Seller within 12 months after the Closing Date, with the exception of (i) the representations and warranties set forth in Sections
3.4 and 3.23, which must be asserted by Buyer within the applicable statute of limitations or any extensions thereof required by any applicable authority relating to the taxes or assessments giving rise to the Loss, plus 60 days, (ii) the representations and warranties set forth in Section 3.12, which must be asserted by Buyer within the applicable statute of limitations for the violation of the underlying law that forms the basis of such claim, plus 60 days, (iii) the representations and warranties set forth in Sections 3.1, 3.2, and 3.8, which shall be without time limitation, and (iv) the representations and warranties set forth in Section 3.18 hereof, which must be asserted within 24 months after the Closing Date.

                  (d) Notwithstanding the foregoing, Seller shall not be required to indemnify Buyer under Section 8.1((a))(i) in respect of the representations and warranties made by Seller unless the amount of all Losses for which indemnification is sought by Buyer under Section 8.1((a))(i) exceeds, in the aggregate, $250,000, in which event, Seller's indemnity obligation hereunder would apply to all such Losses. Seller's aggregate indemnification obligation pursuant to Section 8.1((a))(i) shall in no event exceed the Purchase Consideration described in Section 2.2((a)), together with that portion of the Purchase Consideration described in Section 2.2((b)) which ultimately is released to Seller.

                  (e) The indemnification provided in this Section 8.1, including the limitations with respect thereto, shall be the exclusive remedy for Buyer with respect to Losses as a result of or in connection with the matters described in Section 8.1((a))(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.2.     Buyer's Indemnity.

                  (a) Buyer hereby indemnifies and holds Seller harmless from and against, and agrees to defend promptly Seller from and reimburse Seller for, any and all Losses that Seller may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant hereto; (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement; and (iii) claims by third parties (including governmental authorities) against Seller relating to the operation and ownership by Buyer of the Assets and the performance by Buyer under the Contracts in each case under this clause (iii) for the period following the Effective Time.

                  (b) In the event a claim against Seller arises that is covered by the indemnity provisions of Section 8.2.((a)) of this Agreement, notice shall be given promptly by Seller to Buyer containing detail reasonably sufficient for Buyer to identify the nature and basis of the claim. Provided that Buyer admits in writing to Seller that such claim is covered by the indemnity provisions of
Section 8.2.((a)) hereof, Buyer shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless Seller agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of Buyer; provided, however, that Buyer may not effect any settlement that could result in any cost, expense or liability to Seller unless Seller consents in writing to such settlement and Buyer agrees to indemnify Seller therefor. Seller may select counsel to participate with Buyer's counsel in any such defense, in which event Seller's counsel shall be at the sole cost and expense of Seller. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

                  (c) Buyer shall not be required to indemnify and hold harmless Seller pursuant to Section 8.2.((a))(i) hereof in respect of the representations and warranties made by Buyer herein unless such right to indemnification is asserted by Seller (whether or not such Losses have actually been incurred) by notice to the Buyer within 12 months after the Closing Date, with the exception of the representations and warranties set forth in Sections 4.1 and
4.2 hereof, which shall be without time limitation.

                  (d) Notwithstanding the foregoing, Buyer shall not be required to indemnify Seller under Section 8.2.((a))(i) in respect of the representations and warranties made by Buyer unless the amount of all Losses for which indemnification is sought by Seller under Section 8.2.((a))(i) exceeds, in the aggregate, $250,000, in which event, Buyer's indemnity obligation hereunder would apply to all such Losses.

                  (e) The indemnification provided in this Section 8.2, including the limitations with respect thereto, shall be the exclusive remedy for Seller with respect to Losses as a result of or in connection with the matters described in Section 8.2((a))(i), notwithstanding any provisions in this Agreement or any other such agreement or instrument to the contrary.

         8.3.     Bulk Sales Compliance.

                  To the extent applicable, Buyer hereby waives compliance by Seller with the provisions of the bulk sales law of any U.S. jurisdiction, and in any event, Seller covenants and agrees to pay and discharge when due all claims of any governmental entities and creditors of Seller and its subsidiaries that could be asserted against Buyer by reason of such non-compliance. Seller agrees to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all Losses suffered by Buyer by reason of Seller's failure to pay and discharge any such claims.

         8.4.     Additional Instruments.

                  At any time and from time to time after the Closing, at either party's request and without further consideration, Seller or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Seller or Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to Buyer, and confirm Buyer's title to and interest in and responsibility and liability for, the Assets and Contracts and the consummation of the transactions contemplated herein. Without limiting the generality of the foregoing, Seller will cooperate with and assist Buyer in renewing, or transferring, into Buyer's name those Permits for which Buyer requests such assistance and cooperation at the appropriate time for such renewal or transfer as determined by Buyer.

         8.5.     Access to Books, Records and Employees.

                  From and after the Closing Date, Buyer will authorize and permit Seller and its respective representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to Books and Records within the control of Buyer that relate to the

Facility. From and after the Closing Date, Seller will authorize and permit Buyer and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Seller's business, to all books and records, files, documents and other correspondence related to the Facility prior to the Effective Time, which are not included among the Books and Records. Buyer and Seller agree to maintain all books, records, files, documents and other correspondence related to the Facility prior to the Effective Time in accordance with their respective normal document retention practices after the Closing Date.


                                   ARTICLE IX
                                   TERMINATION

         9.1.     Termination.

                  This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of Seller and Buyer; or (b) by either Seller or Buyer if the Effective Time shall not have occurred on or before August 31, 1999, provided, however, that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur prior to such date.

         9.2.     Rights on Termination; Waiver.

                  (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate.

                  (b) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Seller may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. The election by Buyer or Seller to terminate this Agreement pursuant to Section 9.1(b) shall not in any way affect the rights of such party against the other party for any breach or default under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1.    Entire Agreement; Amendment.

                  This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party. The representations, warranties, covenants and agreements of Seller and Buyer contained herein shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and, as to the representations and warranties, shall be effective until the relevant time limitation for making any indemnity claim with respect to such representations and warranties under Sections 8.1 and 8.2. shall have been reached and no longer.

         10.2.    Expenses.

                  Except as otherwise  specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3.    Governing Law; Consent to Jurisdiction.

                  This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof; provided, however, that Section 5-1401 of the New York General Obligations Law shall apply to this Agreement. Each of the parties hereto, in respect of itself and its properties, agrees to be subject to (and hereby irrevocably submits to) the nonexclusive jurisdiction of the United States federal court for the Southern District of New York or New York state court sitting in the Borough of Manhattan, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable

Law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.5 hereof. Nothing in this
Section 10.3, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity.

         10.4.    Assignment.

                  This Agreement and each party's respective rights hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of the other party.

         10.5.    Notices.

                  All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by overnight delivery service to an officer of the other party, (b) five days after being mailed by registered or certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Buyer:     DTE RIVER HILL, L.L.C.
                 425 South Main Street
                 Suite 201
                 Ann Arbor, Michigan 48107
                 Fax:  (734) 668-9739
                 Attn: Gary Quantock

                                               and:
With a copy to:  DTE Energy Services           Hunton & Williams
                 425 South Main Street         Riverfront Plaza, East Tower
                 Suite 201                     951 East Byrd Street
                 Ann Arbor, Michigan 48107     Richmond, Virginia  23219
                 Fax: (734) 668-1028           Fax:  (804) 788-8218
                 Attn:  General Counsel.       Attn:  Kenneth J. Alcott, Esq.

If to Seller:    Covol Technologies, Inc.
                 3280 North Frontage Road
                 Lehi, Utah  84043
                 Fax:  (801) 768-4483
                 Attn:  Brent M. Cook

                                               and:
With a copy to:  Covol Technologies, Inc.      Pillsbury Madison & Sutro LLP
                 3280 North Frontage Road      235 Montgomery Street
                 Lehi, Utah 84043              San Francisco, CA 94104
                 Fax:  (801) 768-4483          Fax:  (415) 983-1200
                 Attn:  Harlan Hatfield, Esq.  Attn:  Nathaniel M. Cartmell III,
                                                      Esq.

         10.6.    Counterparts; Headings.

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7.    Interpretation.

                  Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein.

          10.8.   Severability.

                  If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         10.9.    No Reliance.

                  No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Seller assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Seller contained in this Agreement. Nothing contained in this Agreement shall be construed as creating a partnership or joint venture or any agency relationship between the parties hereto, or any other relationship other than buyer and seller as provided herein.

         10.10.   Parties in Interest.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11.   Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.



                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

                                               DTE RIVER HILL, L.L.C.



                                               By: /s/ Kent M. McCargar
                                                   ----------------------------
                                               Its: Vice President and Chief
                                                    Financial Officer


                                               COVOL TECHNOLOGIES, INC.




                                               By: /s/ Kirk A. Benson
                                               ---------------------------------
                                               Its: Chairman and Chief Executive
                                                    Officer